Exhibit 99.1
DOMO, INC.
NOTICE TO CERTAIN STOCKHOLDERS
UNDER SECTION 228(e) OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

March 11, 2025

Dear Stockholder:

This notice is being sent to inform you that the resolutions set forth in Exhibit A-1 and Exhibit A-2 have been adopted by the stockholders holding a majority of the outstanding stock (the “Requisite Holders”) of Domo, Inc. (the “Company”) and entitled to vote thereon pursuant to an action by written consent (collectively, the “Stockholder Consent”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). The Stockholder Consent was executed and became effective on March 6, 2025 and March 7, 2025, respectively.

This notice is being sent pursuant to, and shall constitute notice under, Section 228(e) of the DGCL, to each stockholder from whom the Company has not received written consent for such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of stockholders to take such action were delivered to the Company as provided in Section 228(c) of the DGCL.

This notice is for your information only and does not require any action on your part.

DOMO, INC.
By:	/s/ Alexis Coll
Alexis Coll
Chief Legal Officer